Senior Housing Properties Trust Exhibit 99.2 Second Quarter 2018 Supplemental Operating and Financial Data 845 N New Ballas Court, Creve Coeur, MO Major Tenant: Signature Health Services, Inc. Square Feet: 82,280 All amounts in this report are unaudited.

TABLE OF CONTENTS PAGE CORPORATE INFORMATION 6 Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS 10 Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Consolidated Statements of Income 13 TABLE OF CONTENTS TABLE Consolidated Statements of Income (Additional Data) 14 Consolidated Statements of Cash Flows 15 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 Summary of Capital Expenditures 20 Property Acquisitions / Dispositions Information Since January 1, 2018 21 Calculation and Reconciliation of Net Operating Income (NOI) and Cash Basis NOI 22 Consolidated Net Operating Income (NOI) and Cash Basis NOI 23 Same Property NOI and Cash Basis NOI 24 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Three Months Ended December 31, 2018 and 2017 25 Calculation and Reconciliation of Net Operating Income (NOI), Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment for the Year Ended December 31, 2018 and 2017 26 Calculation and Reconciliation of EBITDA and Adjusted EBITDA 27 Calculation and Reconciliation of Funds From Operations (FFO) and Normalized FFO Attributable to Common Shareholders 28 Definitions of Certain Non-GAAP Financial Measures 29 PORTFOLIO INFORMATION 30 Portfolio Summary by Geographic Diversification and Property Type 31 Portfolio Summary by Property Type and Tenant 32 Occupancy by Property Type and Tenant 33 Rent Coverage by Tenant (Triple Net Leased Senior Living Communities and Wellness Centers) 34 MOB Portfolio Segment and Same Property - Results of Operations (Three Months Ended December 31, 2018 and 2017) 35 MOB Portfolio Segment and Same Property - Results of Operations (Year Ended December 31, 2018 and 2017) 36 Triple Net Leased Senior Living Communities Segment and Same Property – Results of Operations 37 Managed Senior Living Communities Segment and Same Property – Results of Operations 38 MOB Leasing Summary 39 Tenants Representing 1% or More of Total Annualized Rental Income 40 Portfolio Lease Expiration Schedule 41 Senior Housing Properties Trust 2 Supplemental Operating and Financial Data, December 31, 2018

WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", "WILL", "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR ABILITY TO RETAIN OUR EXISTING TENANTS, ATTRACT NEW TENANTS AND MAINTAIN OR INCREASE CURRENT RENTAL RATES, • FIVE STAR SENIOR LIVING INC., OR FIVE STAR, OUR FORMER SUBSIDIARY AND LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES, HAVING ADEQUATE FINANCIAL RESOURCES AND LIQUIDITY AND FIVE STAR’S ABILITY TO MEET ITS OBLIGATIONS TO US AND TO MANAGE OUR SENIOR LIVING COMMUNITIES SATISFACTORILY, • WHETHER THE AGING U.S. POPULATION AND INCREASING LIFE SPANS OF SENIORS WILL INCREASE THE DEMAND FOR SENIOR LIVING COMMUNITIES, WELLNESS CENTERS AND OTHER MEDICAL AND HEALTHCARE RELATED PROPERTIES AND HEALTHCARE SERVICES, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR ABILITY TO COMPETE FOR TENANCIES AND ACQUISITIONS EFFECTIVELY, • OUR ABILITY TO MAINTAIN AND INCREASE OCCUPANCY, REVENUES AND NET OPERATING INCOME AT OUR SENIOR LIVING COMMUNITIES, • OUR ACQUISITIONS AND SALES OF PROPERTIES, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. WARNING CONCERNING FORWARD LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 3 Supplemental Operating and Financial Data, December 31, 2018

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, ATTRIBUTABLE TO COMMON SHAREHOLDERS, NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS, NET OPERATING INCOME, OR NOI, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS AND MANAGERS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, • COMPETITION WITHIN THE HEALTHCARE AND REAL ESTATE INDUSTRIES, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, FIVE STAR, THE RMR GROUP LLC, OR RMR LLC, RMR INC., AIC AND OTHERS AFFILIATED WITH THEM, • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND • THE IMPACT OF THE PATIENT PROTECTION AND AFFORDABLE CARE ACT, AS AMENDED BY THE HEALTH CARE AND EDUCATION RECONCILIATION ACT, OR COLLECTIVELY, THE ACA, OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS ON US OR OUR TENANTS AND MANAGERS AND THEIR ABILITY TO PAY THEIR OBLIGATIONS TO US. FOR EXAMPLE: • FIVE STAR, OUR LARGEST TENANT AND THE MANAGER OF OUR MANAGED SENIOR LIVING COMMUNITIES, HAS DETERMINED THAT THERE IS SUBSTANTIAL DOUBT AS TO WHETHER IT WILL BE ABLE TO CONTINUE AS A GOING CONCERN. FIVE STAR'S FINANCIAL DIFFICULTIES RESULT FROM A NUMBER OF FACTORS, SOME OF WHICH ARE BEYOND FIVE STAR'S CONTROL, INCLUDING, BUT NOT LIMITED TO: • FIVE STAR'S HIGH OPERATING LEVERAGE, • INCREASES IN FIVE STAR’S LABOR COSTS OR IN COSTS FIVE STAR PAYS FOR GOODS AND SERVICES, • COMPETITION WITHIN THE SENIOR LIVING INDUSTRY, • SENIORS DELAYING OR FORGOING MOVING INTO SENIOR LIVING COMMUNITIES OR PURCHASING HEALTHCARE SERVICES, • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON FIVE STAR AND ITS RESIDENTS AND OTHER CUSTOMERS, • CHANGES IN MEDICARE OR MEDICAID POLICIES AND REGULATIONS, INCLUDING THOSE THAT MAY RESULT FROM THE ACA OR THE POSSIBLE FUTURE REPEAL, REPLACEMENT OR MODIFICATION OF THE ACA AND OTHER EXISTING OR PROPOSED LEGISLATION OR REGULATIONS, • INCREASES IN COMPLIANCE COSTS, • CONTINUED EFFORTS BY THIRD PARTY PAYERS TO REDUCE HEALTHCARE COSTS, AND • INCREASES IN TORT AND INSURANCE LIABILITY COSTS. • IF FIVE STAR’S OPERATIONS CONTINUE TO BE UNPROFITABLE, IT COULD BECOME INSOLVENT AND DEFAULT ON ITS RENT OBLIGATIONS TO US, • IF FIVE STAR FAILS TO PROVIDE QUALITY SERVICES AT OUR SENIOR LIVING COMMUNITIES, THE NOI GENERATED BY THESE COMMUNITIES MAY BE ADVERSELY AFFECTED, • OUR LEASE AND MANAGEMENT ARRANGEMENTS WITH FIVE STAR ARE CURRENTLY BEING EVALUATED BY OUR INDEPENDENT TRUSTEES AND FIVE STAR'S INDEPENDENT DIRECTORS. AS A RESULT, THERE MAY BE AGREED CHANGES TO OUR ARRANGEMENTS WITH FIVE STAR IN THE FUTURE. ANY FUTURE CHANGES TO SUCH ARRANGEMENTS WILL BE SUBJECT TO THE APPROVAL OF OUR INDEPENDENT TRUSTEES. WE CANNOT BE SURE THAT ANY CHANGES TO THESE ARRANGEMENTS WILL BE AGREED TO OR OCCUR AND ANY POSSIBLE FUTURE CHANGES TO THESE ARRANGEMENTS MAY NEGATIVELY IMPACT OUR INCOME AND CASH FLOWS AND RESULT IN OUR REDUCING OUR DISTRIBUTIONS TO SHAREHOLDERS, • THE CAPITAL INVESTMENTS WE ARE MAKING AT OUR SENIOR LIVING COMMUNITIES IN RESPONSE TO COMPETITIVE PRESSURES RESULTING FROM ONGOING NEW SUPPLY OF SENIOR LIVING COMMUNITIES MAY NOT ACHIEVE EXPECTED RESULTS AND OUR SENIOR LIVING COMMUNITIES MAY NOT BE COMPETITIVE, DESPITE THESE CAPITAL INVESTMENTS, • WE MAY SPEND MORE FOR CAPITAL EXPENDITURES THAN WE CURRENTLY EXPECT, • OUR TENANTS MAY EXPERIENCE LOSSES AND DEFAULT ON THEIR RENT OBLIGATIONS TO US, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE AND OPERATE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND ARRANGE FOR THEIR PROFITABLE OPERATION OR LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING EXPENSES, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE AND WE MAY FAIL TO REACH AGREEMENT WITH THE SELLERS AND COMPLETE THE PURCHASE OF ANY PROPERTIES WE DO WANT TO ACQUIRE. IN ADDITION, ANY PROPERTIES WE MAY ACQUIRE MAY NOT PROVIDE US WITH RENTS OR REVENUES LESS PROPERTY OPERATING COSTS THAT EXCEED OUR CAPITAL COSTS OR ACHIEVE OUR EXPECTED RETURNS. IF OUR CASH FLOWS ARE REDUCED AND OUR LEVERAGE INCREASES, WE MAY NEED TO SELL, RATHER THAN BUY PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE UPON RENEWALS OR EXPIRATIONS BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES AND ANY RELATED MANAGEMENT OR LEASE ARRANGEMENTS WE EXPECT TO ENTER MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS OR ARRANGEMENTS MAY CHANGE, • WE EXPECT TO ENTER INTO ADDITIONAL MANAGEMENT OR LEASING ARRANGEMENTS WITH FIVE STAR FOR ADDITIONAL SENIOR LIVING COMMUNITIES THAT WE OWN OR MAY ACQUIRE IN THE FUTURE. HOWEVER, WE CANNOT BE SURE THAT WE WILL ENTER INTO ANY ADDITIONAL MANAGEMENT OR LEASING ARRANGEMENTS OR OTHER TRANSACTIONS WITH FIVE STAR, WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 4 Supplemental Operating and Financial Data, December 31, 2018

• CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT,  • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $3.1 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES. HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOANS AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • WE INTEND TO CONDUCT OUR BUSINESS ACTIVITIES IN A MANNER THAT WILL AFFORD US REASONABLE ACCESS TO CAPITAL FOR INVESTMENT AND FINANCING ACTIVITIES. HOWEVER, WE MAY NOT SUCCEED IN THIS REGARD AND WE MAY NOT HAVE REASONABLE ACCESS TO CAPITAL, • FOR THE YEAR ENDED DECEMBER 31, 2018, APPROXIMATELY 97% OF OUR NOI WAS GENERATED FROM PROPERTIES WHERE A MAJORITY OF THE REVENUES ARE DERIVED FROM OUR TENANTS’ AND RESIDENTS’ PRIVATE RESOURCES.  THIS MAY IMPLY THAT WE WILL MAINTAIN OR INCREASE THE PERCENTAGE OF OUR NOI GENERATED FROM PRIVATE RESOURCES AT OUR SENIOR LIVING COMMUNITIES. HOWEVER, OUR RESIDENTS AND PATIENTS MAY BECOME UNABLE TO FUND OUR CHARGES WITH PRIVATE RESOURCES AND WE MAY BE REQUIRED OR MAY ELECT FOR BUSINESS REASONS TO ACCEPT OR PURSUE REVENUES FROM GOVERNMENT SOURCES, WHICH COULD RESULT IN AN INCREASED PART OF OUR NOI AND REVENUE BEING GENERATED FROM GOVERNMENT PAYMENTS AND OUR BECOMING MORE DEPENDENT ON GOVERNMENT PAYMENTS, • CIRCUMSTANCES THAT ADVERSELY AFFECT THE ABILITY OF SENIORS OR THEIR FAMILIES TO PAY FOR OUR TENANTS' AND MANAGERS' SERVICES, SUCH AS ECONOMIC DOWNTURNS, WEAK HOUSING MARKET CONDITIONS, HIGHER LEVELS OF UNEMPLOYMENT AMONG OUR RESIDENTS' FAMILY MEMBERS, LOWER LEVELS OF CONSUMER CONFIDENCE, STOCK MARKET VOLATILITY AND/OR CHANGES IN DEMOGRAPHICS GENERALLY COULD AFFECT THE PROFITABILITY OF OUR SENIOR LIVING COMMUNITIES, • AS OF DECEMBER 31, 2018, WE HAD ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $22.0 MILLION. IT IS DIFFICULT TO ACCURATELY ESTIMATE TENANT SPACE PREPARATION COSTS. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • WE MAY NOT BE ABLE TO SELL PROPERTIES THAT WE MAY DETERMINE TO OFFER FOR SALE ON TERMS ACCEPTABLE TO US OR OTHERWISE, AND WE MAY INCUR LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH DECISIONS TO PURSUE SELLING OUR PROPERTIES, • OUR SENIOR LIVING COMMUNITIES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, LICENSURE AND OVERSIGHT. WE SOMETIMES EXPERIENCE DEFICIENCIES IN THE OPERATION OF OUR SENIOR LIVING COMMUNITIES AND SOME OF OUR COMMUNITIES MAY BE PROHIBITED FROM ADMITTING NEW RESIDENTS OR OUR LICENSE TO CONTINUE OPERATIONS AT A COMMUNITY MAY BE REVOKED. ALSO, OPERATING DEFICIENCIES OR A LICENSE REVOCATION AT ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN LICENSES FOR OR ATTRACT RESIDENTS TO OUR OTHER COMMUNITIES, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING FIVE STAR, RMR LLC, RMR INC., ABP TRUST, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, OR WE MAY SELL SOME OR ALL OF OUR RMR INC. COMMON SHARES, AND • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES.  ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS.  CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS NEW LEGISLATION OR REGULATIONS AFFECTING OUR BUSINESS OR THE BUSINESSES OF OUR TENANTS OR MANAGERS, CHANGES IN OUR TENANTS’ OR MANAGERS' REVENUES OR COSTS, WORSENING OR LACK OF IMPROVEMENT OF FIVE STAR'S FINANCIAL CONDITION OR CHANGES IN OUR OTHER TENANTS’ FINANCIAL CONDITIONS, DEFICIENCIES IN OPERATIONS BY A TENANT OR MANAGER OF ONE OR MORE OF OUR SENIOR LIVING COMMUNITIES, CHANGED MEDICARE OR MEDICAID RATES, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (continued) LOOKING STATEMENTS CONCERNING FORWARD WARNING Senior Housing Properties Trust 5 Supplemental Operating and Financial Data, December 31, 2018

Senior Housing Properties Trust 6 Supplemental Operating and Financial Data, December 31, 2018 6

COMPANY PROFILE

COMPANY PROFILE

The Company:

Senior Housing Properties Trust, or SNH, we, our or us, is a real estate investment trust, or REIT, which owns properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, independent and assisted living communities, continuing care retirement communities, skilled nursing facilities, or SNFs, and wellness centers located throughout the U.S. We are included in a number of stock indices, including the S&P 400 MidCap Index, Russell 1000® Index, the MSCI US REIT Index, FTSE EPRA/NAREIT United States Index and the S&P REIT Composite Index.

Management:

SNH is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly traded equity REITs and three real estate related operating businesses. In addition to managing SNH, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Industrial Logistics Properties Trust, a REIT that owns industrial and logistics properties, and Office Properties Income Trust, a REIT that owns buildings primarily leased to single tenants and those with high credit quality characteristics, such as government entities. RMR also provides management services to Five Star Senior Living Inc., a publicly traded operator of senior living communities (including some of the senior living communities that SNH owns), Sonesta International Hotels Corporation, a privately owned operator and franchisor of hotels and cruise ships, and TravelCenters of America LLC, a publicly traded operator and franchisor of travel centers along the U.S. Interstate Highway System and restaurants. RMR also advises the RMR Real Estate Income Fund, a publicly traded closed end fund that invests in publicly traded securities of real estate companies, and Tremont Mortgage Trust, a publicly traded mortgage REIT, through wholly owned SEC registered investment advisory subsidiaries, as well as manages the RMR Office Property Fund, a private, open end core plus fund focused on the acquisition, ownership and leasing of a diverse portfolio of multi-tenant office properties throughout the U.S. As of December 31, 2018, RMR had $29.7 billion of real estate assets under management and the combined RMR managed companies had approximately $12 billion of annual revenues, over 1,500 properties and over 50,000 employees. We believe that being managed by RMR is a competitive advantage for SNH because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street Suite 300
Newton, MA 02458-1634
(t) (617)796-8350

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: SNH
5.625% Senior Notes due 2042: SNHNI
6.250% Senior Notes due 2046: SNHNL

Senior Unsecured Debt Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
7

INVESTOR INFORMATION Board of Trustees John L. Harrington Lisa Harris Jones Jeffrey P. Somers Independent Trustee Lead Independent Trustee Independent Trustee Jennifer B. Clark Adam D. Portnoy Managing Trustee Managing Trustee INVESTOR INFORMATION INVESTOR Senior Management Jennifer F. Francis Richard W. Siedel, Jr. President & Chief Operating Officer Chief Financial Officer & Treasurer Contact Information Investor Relations Inquiries Senior Housing Properties Trust Financial inquiries should be directed to Richard W. Siedel, Jr. Two Newton Place Chief Financial Officer & Treasurer, at (617) 796-8350, 255 Washington Street, Suite 300 or rsiedel@snhreit.com. Newton, MA 02458-1634 (t) (617) 796-8350 Investor and media inquiries should be directed to (email) info@snhreit.com Brad Shepherd, Senior Director, Investor Relations, at (website) www.snhreit.com (617) 796-8234, or bshepherd@snhreit.com. Senior Housing Properties Trust 8 Supplemental Operating and Financial Data, December 31, 2018

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

B. Riley FBR
Bryan Maher
(646) 885-5423
bmaher@brileyfbr.com

Jefferies & Company
Omotayo Okusanya
(212) 336-7076
tokusanya@jefferies.com

JMP Securities
Peter Martin
(415) 835-8904
pmartin@jmpsecurities.com

Morgan Stanley
Vikram Malhotra
(212) 761-7064
vikram.malhotra@morganstanley.com

Raymond James
Jonathan Hughes
(727) 567-2438
jonathan.hughes@raymondjames.com

RBC Capital Markets
Michael Carroll
(440) 715-2649
michael.carroll@rbccm.com

Robert W. Baird & Co.
Drew Babin
(610) 238-6634
dbabin@wbaird.com

Wells Fargo Securities
Todd Stender
(212) 214-8067
todd.stender@wellsfargo.com

Rating Agencies

Moody's Investors Service
Lori Marks
(212) 553-1098
lori.marks@moodys.com

Standard & Poor's
Michael Souers
(212)-438-2508
michael.souers@spglobal.com

SNH is followed by the equity research analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
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Senior Housing Properties Trust 10 Supplemental Operating and Financial Data, December 31, 2018 10

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Selected Balance Sheet Data:					
Total gross assets [1]	$ 8,694,818	$ 9,061,046	$ 8,991,390	$ 8,889,491	$ 8,748,496
Total assets	$ 7,160,426	$ 7,453,444	$ 7,435,636	$ 7,384,064	$ 7,294,019
Total liabilities	$ 3,980,556	$ 4,058,964	$ 3,992,063	$ 3,967,947	$ 4,016,831
Total equity	$ 3,179,870	$ 3,394,480	$ 3,443,573	$ 3,416,117	$ 3,277,188
Selected Income Statement Data:					
Total revenues [2]	$ 285,222	$ 278,969	$ 277,202	$ 275,770	$ 278,543
Net (loss) income	$ (117,182)	$ 47,202	$ 124,988	$ 237,405	$ 66,328
Net (loss) income attributable to common shareholders	$ (118,543)	$ 45,805	$ 123,587	$ 236,022	$ 65,000
Net Operating Income (NOI) [3]	$ 167,782	$ 162,982	$ 167,146	$ 167,672	$ 173,701
Adjusted EBITDA [4] [5]	$ 117,835	$ 153,134	$ 157,192	$ 157,844	$ 107,187
Funds from Operations (FFO) attributable to common shareholders[6]	$ 9,365	$ 116,691	$ 110,373	$ 119,907	$ 81,039
Normalized FFO attributable to common shareholders[5] [6]	$ 65,080	$ 100,248	$ 104,785	$ 107,163	$ 59,246
Per Common Share Data (basic and diluted):					
Net (loss) income attributable to common shareholders	$ (0.50)	$ 0.19	$ 0.52	$ 0.99	$ 0.27
FFO attributable to common shareholders [6]	$ 0.04	$ 0.49	$ 0.46	$ 0.50	$ 0.34
Normalized FFO attributable to common shareholders [5] [6]	$ 0.27	$ 0.42	$ 0.44	$ 0.45	$ 0.25
Dividends:					
Annualized dividend paid per common share [7]	$ 1.56	$ 1.56	$ 1.56	$ 1.56	$ 1.56
Annualized dividend yield (at end of period) [7]	13.3%	8.9%	8.6%	10.0%	8.1%
Normalized FFO payout ratio (basic and diluted) [5][6]	144.4%	92.9%	88.6%	86.7%	156.0%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) In the fourth quarters of 2018 and 2017, we recognized $8.0 million and $10.2 million of percentage rent for the years ended December 31, 2018 and 2017, respectively.
(3) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to that amount.
(4) See page 27 for the calculation of EBITDA and Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to these amounts.
(5) Adjusted EBITDA and Normalized FFO attributable to common shareholders include business management incentive fee expense of $40,642, or $0.17 per share, and $55,740, or $0.23 per share, for the three months ended December 31, 2018 and 2017, respectively.
(6) See page 28 for the calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to these amounts.
(7) Stated amounts reflect the annualized regular quarterly dividend rates per share. Annualized dividend yield is the annualized dividend paid during the applicable period divided by the closing price of SNH's common shares on The Nasdaq Stock Market LLC at the end of the period.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
11

CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) As of As of December 31, 2018 December 31, 2017 ASSETS Real estate properties: Land $ 844,567 $ 824,879 Buildings and improvements 7,031,733 6,999,884 7,876,300 7,824,763 Accumulated depreciation (1,534,392) (1,454,477) 6,341,908 6,370,286 Cash and cash equivalents 54,976 31,238 Restricted cash 15,095 16,083 Acquired real estate leases and other intangible assets, net 419,244 472,265 Other assets, net 329,203 404,147 Total assets $ 7,160,426 $ 7,294,019 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 139,000 $ 596,000 Unsecured term loans, net 548,286 547,460 Senior unsecured notes, net 2,216,945 1,725,662 Secured debt and capital leases, net 744,186 805,404 Accrued interest 26,182 17,987 Assumed real estate lease obligations, net 86,304 96,018 Other liabilities 219,653 228,300 Total liabilities 3,980,556 4,016,831 Commitments and contingencies Equity: Equity attributable to common shareholders: CONDENSED CONSOLIDATED BALANCE SHEETS CONDENSED CONSOLIDATED Common shares of beneficial interest, $.01 par value: 300,000,000 shares authorized, 237,729,900 and 237,630,409 shares issued and outstanding at December 31, 2018 and 2017, respectively 2,377 2,376 Additional paid in capital 4,611,419 4,609,316 Cumulative net income 2,140,796 1,766,495 Cumulative other comprehensive income (266) 87,231 Cumulative distributions (3,731,214) (3,360,468) Total equity attributable to common shareholders 3,023,112 3,104,950 Noncontrolling interest: Total equity attributable to noncontrolling interest 156,758 172,238 Total equity 3,179,870 3,277,188 Total liabilities and equity $ 7,160,426 $ 7,294,019 Senior Housing Properties Trust 12 Supplemental Operating and Financial Data, December 31, 2018

CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except per share data) For the Three Months Ended December 31, For the Year Ended December 31, 2018 2017 2018 2017 Revenues: Rental income $ 178,680 $ 179,585 $ 700,641 $ 681,022 Residents fees and services 106,542 98,958 416,523 393,707 Total revenues 285,222 278,543 1,117,164 1,074,729 Expenses: Property operating expenses 117,440 104,842 451,581 413,492 Depreciation and amortization 71,935 67,398 286,235 276,861 General and administrative 657 45,813 85,885 103,694 Acquisition and certain other transaction related costs 56 255 194 403 Impairment of assets 61,273 — 66,346 5,082 Total expenses 251,361 218,308 890,241 799,532 Gain on sale of properties — 46,055 261,916 46,055 Dividend income 923 659 2,901 2,637 Unrealized losses on equity securities (106,367) — (20,724) — Interest and other income 305 83 667 406 Interest expense (45,506) (40,625) (179,287) (165,019) CONSOLIDATED STATEMENTS OF INCOME STATEMENTS CONSOLIDATED Loss on early extinguishment of debt — — (22) (7,627) (Loss) income from continuing operations before income tax expense and equity in (losses) earnings of an investee (116,784) 66,407 292,374 151,649 Income tax expense (32) (154) (476) (454) Equity in (losses) earnings of an investee (366) 75 516 608 Net (loss) income (117,182) 66,328 292,414 151,803 Net income attributable to noncontrolling interest (1,361) (1,328) (5,542) (4,193) Net (loss) income attributable to common shareholders $ (118,543) $ 65,000 $ 286,872 $ 147,610 Weighted average common shares outstanding (basic) 237,568 237,467 237,511 237,420 Weighted average common shares outstanding (diluted) 237,573 237,475 237,546 237,452 Per common share data (basic and diluted): Net (loss) income attributable to common shareholders $ (0.50) $ 0.27 $ 1.21 $ 0.62 Senior Housing Properties Trust 13 Supplemental Operating and Financial Data, December 31, 2018

CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

CONSOLIDATED STATEMENTS OF INCOME (ADDITIONAL DATA)

(dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2018	2017	2018	2017
Additional Data:				
General and administrative expenses / total assets (at end of period) (1)	0.0%	0.6%	1.2%	1.4%
Business management incentive fees (2)	$ (10,066)	$ 33,693	$ 40,642	$ 55,740
Straight line rent included in rental income (3)	$ 1,720	$ 3,473	$ 10,227	$ 13,958
Lease value amortization included in rental income (3)	$ 1,497	$ 1,386	$ 5,787	$ 5,349
Amortization of debt issuance costs and debt premiums / discounts	$ 1,642	$ 1,231	$ 6,221	$ 5,282
Non-cash stock based compensation	$ 556	$ 530	$ 2,224	$ 2,155
Non-cash amortization included in property operating expenses (4)	$ 200	$ 200	$ 797	$ 798
Non-cash amortization included in general and administrative expenses (4)	$ 743	$ 744	$ 2,974	$ 2,974

(1) General and administrative expenses include the reversal of $10,066 of previously accrued business management incentive fee expense and $33,693 of business management incentive fee expense for the three months ended December 31, 2018 and 2017, respectively, and business management incentive fee expense of $40,642 and $55,740 for the years ended December 31, 2018 and 2017, respectively.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, compared to returns for the SNL U.S. REIT Healthcare index over the applicable measurement period and are included in general and administrative expense in our consolidated statements of income.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees expense and property management fees expense, which are included in general and administrative expenses and property operating expenses, respectively.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
14

CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) For the Year Ended December 31, 2018 2017 Cash flows from operating activities: Net income $ 292,414 $ 151,803 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 286,235 276,861 Amortization of net debt discounts, premiums and deferred financing fees 6,221 5,282 Straight line rental income (10,227) (13,958) Amortization of acquired real estate leases and other intangible assets (5,787) (5,349) Loss on early extinguishment of debt 22 7,627 Impairment of assets 66,346 5,082 Other non-cash adjustments (3,772) (3,772) Gain on sale of properties (261,916) (46,055) Unrealized losses on equity securities 20,724 — Equity in earnings of an investee (516) (608) Change in assets and liabilities: Other assets (3,586) (5,197) Accrued interest 8,195 (484) Other liabilities (1,513) 48,072 Net cash provided by operating activities 392,840 419,304 Cash flows from investing activities: Real estate acquisitions and deposits (129,494) (159,290) Real estate improvements (103,804) (117,213) Proceeds from sale of properties 332,389 55,068 Net cash provided by (used in) investing activities 99,091 (221,435) CONSOLIDATED STATEMENTS OF CASH FLOWS STATEMENTS CONSOLIDATED Cash flows from financing activities: Proceeds from issuance of senior unsecured notes, net 491,560 — Proceeds from borrowings on revolving credit facility 727,000 764,000 Repayments of borrowings on revolving credit facility (1,184,000) (495,000) Repayment of other debt (107,116) (313,964) Loss on early extinguishment of debt settled in cash (150) (5,485) Payment of debt issuance costs (4,296) (6,845) Repurchase of common shares (411) (341) Proceeds from noncontrolling interest, net — 255,931 Distributions to noncontrolling interest (21,022) (13,814) Distributions to shareholders (370,746) (370,608) Net cash used in financing activities (469,181) (186,126) Senior Housing Properties Trust 15 Supplemental Operating and Financial Data, December 31, 2018

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) (amounts in thousands) For the Year Ended December 31, 2018 2017 Increase in cash and cash equivalents and restricted cash $ 22,750 $ 11,743 Cash and cash equivalents and restricted cash at beginning of period 47,321 35,578 Cash and cash equivalents and restricted cash at end of period $ 70,071 $ 47,321 Supplemental cash flow information: Interest paid $ 164,996 $ 160,221 Income taxes paid $ 474 $ 441 Non-cash investing activities: Acquisitions funded by assumed debt $ (44,386) $ — Non-cash financing activities: Assumption of mortgage notes payable $ 44,386 $ — Supplemental disclosure of cash and cash equivalents and restricted cash The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the amount shown in the consolidated statements of cash flows: As of December 31, 2018 2017 Cash and cash equivalents $ 54,976 $ 31,238 Restricted cash 15,095 16,083 Total cash and cash equivalents and restricted cash shown in the consolidated statements of cash flows $ 70,071 $ 47,321 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) STATEMENTS CONSOLIDATED Senior Housing Properties Trust 16 Supplemental Operating and Financial Data, December 31, 2018

DEBT SUMMARY

DEBT SUMMARY

(Dollars in thousands)

As of December 31, 2018

	Coupon Rate	Interest Rate [1]		Principal Balance [2]	Maturity Date		Due at Maturity	Years to Maturity
Unsecured Debt:								
Unsecured Floating Rate Debt:								
Unsecured revolving credit facility (LIBOR + 120 b.p.) [3]	3.616%	3.616%	$	139,000	1/15/2022	$	139,000	3.0
Unsecured term loan (LIBOR + 140 b.p.)	3.749%	3.749%		350,000	1/15/2020		350,000	1.0
Unsecured term loan (LIBOR + 135 b.p.)	3.872%	3.872%		200,000	9/28/2022		200,000	3.7
Weighted average rate / total unsecured floating rate debt	**3.758%**	**3.758%**	**$**	**689,000**		**$**	**689,000**	**2.2**
Unsecured Fixed Rate Debt:								
Senior notes due 2019	3.250%	3.250%	$	400,000	5/1/2019	$	400,000	0.3
Senior notes due 2020	6.750%	6.750%		200,000	4/15/2020		200,000	1.3
Senior notes due 2021	6.750%	6.750%		300,000	12/15/2021		300,000	3.0
Senior notes due 2024	4.750%	4.750%		250,000	5/1/2024		250,000	5.3
Senior notes due 2028	4.750%	4.750%		500,000	2/15/2028		500,000	9.1
Senior notes due 2042	5.625%	5.625%		350,000	8/1/2042		350,000	23.6
Senior notes due 2046	6.250%	6.250%		250,000	2/1/2046		250,000	27.1
Weighted average rate / total unsecured fixed rate debt	**5.231%**	**5.231%**	**$**	**2,250,000**		**$**	**2,250,000**	**9.9**
Weighted average rate / total unsecured debt	**4.885%**	**4.885%**	**$**	**2,939,000**		**$**	**2,939,000**	**8.1**
Secured Debt:								
Secured Fixed Rate Debt:								
Mortgage - secured by 4 properties	3.790%	4.270%	$	42,618	7/1/2019	$	42,132	0.5
Mortgage - secured by 1 property	7.490%	7.490%		2,037	1/1/2022		61	3.0
Mortgage - secured by 1 property	6.280%	5.170%		13,146	7/1/2022		10,744	3.5
Mortgage - secured by 1 property	4.850%	3.790%		11,180	10/1/2022		10,287	3.8
Mortgage - secured by 2 properties	5.750%	5.110%		16,441	10/6/2022		15,182	3.8
Mortgage - secured by 1 property	6.640%	4.920%		16,442	6/1/2023		14,522	4.4
Capital leases - 2 properties	7.700%	7.700%		9,832	4/30/2026		155	7.3
Mortgages - secured by 1 property [4]	3.530%	3.530%		620,000	8/1/2026		620,000	7.6
Mortgage - secured by 1 property	6.250%	6.250%		1,983	2/1/2033		21	14.1
Mortgage - secured by 1 property	4.444%	4.444%		10,901	7/1/2043		1,698	24.5
Weighted average rate / total secured fixed rate debt	**3.817%**	**3.757%**	**$**	**744,580**		**$**	**714,802**	**7.2**
Weighted average rate / total debt	**4.670%**	**4.657%**	**$**	**3,683,580**		**$**	**3,653,802**	**7.9**

(1) Includes the effect of mark to market accounting for certain assumed mortgages and premiums and discounts on certain mortgages and unsecured notes. Excludes effects of offering and transaction costs.

(2) The principal balances are the amounts actually payable pursuant to contracts. In accordance with GAAP, our carrying values and recorded interest expense may be different because of market conditions at the time we assumed certain of these debts.

(3) Represents amount outstanding under our $1,000,000 revolving credit facility. Interest rate is as of December 31, 2018 and excludes the 25 basis points facility fee. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year.

(4) The property encumbered by these mortgages is owned by a joint venture in which we own a 55% equity interest. The principal amounts listed in the table for these mortgage debts have not been adjusted to reflect the equity interests in the joint venture that we do not own.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
17

DEBT MATURITY SCHEDULE (dollars in thousands) As of December 31, 2018 Unsecured Unsecured Secured Floating % of Fixed % of Fixed Rate % of % of Year Rate Debt Total Rate Debt Total Debt (1) Total Total Total 2019 $ — $ 400,000 $ 46,140 $ 446,140 2020 350,000 200,000 3,785 553,785 2021 — 300,000 4,083 304,083 2022 339,000 (2) — 39,357 378,357 2023 — — 16,657 16,657 2024 — 250,000 2,093 252,093 DEBT MATURITY SCHEDULE DEBT MATURITY 2025 — — 2,277 2,277 2026 — — 621,198 621,198 2027 — — 374 374 Thereafter — 1,100,000 8,616 1,108,616 Principal balance $ 689,000 $ 2,250,000 $ 744,580 $ 3,683,580 Unamortized debt issuance costs, premiums and discounts (1,714) (33,055) (394) (35,163) Total debt, net $ 687,286 18.8% $ 2,216,945 60.8% $ 744,186 20.4% $ 3,648,417 100.0% (1) Includes $9,832 of capital lease obligations due through April 2026. (2) Includes $139,000 outstanding under our $1,000,000 revolving credit facility at December 31, 2018. Upon payment of an extension fee and our meeting certain conditions, we have the option to extend this maturity by one year. Senior Housing Properties Trust 18 Supplemental Operating and Financial Data, December 31, 2018

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Leverage Ratios:					
Total debt (1) / total gross assets (2)	42.4%	41.3%	41.2%	41.4%	42.3%
Total debt (1) / gross book value of real estate assets (3)	43.7%	43.1%	42.8%	42.6%	43.7%
Total debt (1) / total market capitalization (4)	56.9%	47.3%	46.3%	49.7%	44.9%
Secured debt (1) / total assets	10.4%	10.0%	11.3%	11.2%	11.1%
Variable rate debt (1) / total debt (1)	18.7%	19.9%	16.6%	16.4%	30.9%
Coverage Ratios:					
Total debt (1) / annualized Adjusted EBITDA (5) (6)	6.5x	6.1x	5.9x	5.8x	6.5x
Adjusted EBITDA (5) (6) / interest expense	2.6x	3.4x	3.5x	3.6x	2.6x
Public Debt Covenants:					
Total debt / adjusted total assets (7) - allowable maximum 60.0%	42.2%	41.2%	41.3%	41.5%	41.9%
Secured debt / adjusted total assets (7) - allowable maximum 40.0%	8.5%	8.2%	9.4%	9.3%	9.1%
Consolidated income available for debt service (8) / debt service - required minimum 1.50x	3.83x	3.05x	3.21x	3.40x	3.72x
Total unencumbered assets (7) / unsecured debt - required minimum 150.0%	249.6%	256.4%	256.8%	254.3%	250.2%

(1) Debt amounts represent the principal balance as of the date reported.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate assets at cost plus certain acquisition costs, before depreciation and purchase price allocations, less impairment writedowns, if any. Excludes properties classified as held for sale, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 27 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(6) Adjusted EBITDA includes business management incentive fee expense of $40,642 and $55,740 for the three months ended December 31, 2018 and 2017, respectively. Excluding business management incentive fee expense, Total debt / annualized Adjusted EBITDA and Adjusted EBITDA / interest expense would have been 6.0x and 3.5x and 6.0x and 4.0x for the three months ended December 31, 2018 and 2017, respectively.
(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before depreciation and after impairment write downs, and exclude accounts receivable and intangible assets.
(8) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, loss on asset impairment, unrealized gains or losses on equity securities, gains or losses on sales of properties and early extinguishment of debt, determined together with debt service for the period presented.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
19

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

	For the Three Months Ended				
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
MOB tenant improvements (1)	$ 4,283	$ 5,073	$ 1,089	$ 1,600	$ 3,487
MOB leasing costs (2)	845	3,686	1,225	422	2,097
MOB building improvements (3)	6,665	3,831	3,127	2,779	5,222
Managed senior living communities capital improvements	3,518	3,721	3,355	2,407	2,402
Recurring capital expenditures (5)	$ 15,311	$ 16,311	$ 8,796	$ 7,208	$ 13,208
MOB avg. sq. ft. during period	12,600	12,600	12,601	12,334	11,839
Managed senior living communities avg. units during period	9,641	9,513	9,374	9,150	8,925
MOB building improvements per avg. sq. ft. during period	$ 0.53	$ 0.30	$ 0.25	$ 0.23	$ 0.44
Managed senior living communities capital improvements per avg. unit during period	$ 365	$ 391	$ 358	$ 263	$ 269
Development, redevelopment and other activities - MOBs (4)	$ 6,924	$ 1,072	$ 1,549	$ 397	$ 58
Development, redevelopment and other activities - Managed senior living communities (4)	7,144	9,051	8,109	2,824	6,443
Total development, redevelopment and other activities (5)	$ 14,068	$ 10,123	$ 9,658	$ 3,221	$ 6,501

(1) MOB tenant improvements generally include capital expenditures to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) MOB leasing costs generally include leasing related costs, such as brokerage commissions and tenant inducements.
(3) MOB building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (1) capital expenditures that are identified at the time of a property acquisition and incurred within a short period after acquiring the property and (2) capital expenditure projects that reposition a property or result in new sources of revenue.
(5) During the three months ended December 31, 2018, we invested $3,709 in revenue producing capital improvements at certain of our triple net leased senior living communities, and as a result, annual rents payable to us increased by approximately $292 pursuant to the terms of the applicable leases. These capital improvement amounts are not included in the table above.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
20

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

SNH

PROPERTY ACQUISITIONS / DISPOSITIONS INFORMATION SINCE JANUARY 1, 2018

(dollars and sq. ft. in thousands, except per sq. ft. and unit data)

MOB Acquisitions:

Date Acquired	Location	Type	Number of Properties (Buildings)	Sq. Ft.	Purchase Price (1)	Purchase Price per Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Occupancy (4)	Major Tenant
1/3/2018	Overland Park, KS	Life Science	1 (1)	239	$ 44,600	$ 187	9.4%	5.8	100%	IQVIA Holdings Inc.
1/22/2018	Creve Coeur, MO	Medical Office	1 (1)	82	21,825	$ 266	8.0%	4.0	90%	Signature Health Services, Inc.
1/25/2018	San Jose, CA	Life Science	1 (1)	79	24,729	$ 313	8.5%	8.1	100%	Complete Genomics, Inc.
3/28/2018	Glen Allen, VA	Medical Office	1 (1)	135	22,750	$ 169	8.1%	9.1	100%	Virginia Premier Health Plan, Inc.
	Total / Weighted Average: MOB Acquisitions		4 (4)	535	$ 113,904	$ 213	8.7%	6.6		

Managed Senior Living Acquisitions:

Date Acquired	Location	Type of Property	Number of Properties (Buildings)	Units	Purchase Price (1)	Purchase Price per Unit	Initial Lease / Cap Rate (2)	Tenant
1/19/2018	Loudon, TN	Assisted Living	1 (1)	88	$ 19,667	$ 223	7.4%	Our TRS
2/1/2018	Prescott, AZ	Assisted Living	1 (1)	127	22,250	$ 175	7.4%	Our TRS
6/29/2018	Knoxville, TN	Independent Living	2 (2)	151	23,300	$ 154	7.4%	Our TRS
Total / Weighted Average: Managed Senior Living Acquisitions			4 (4)	366	$ 65,217	$ 178	7.4%	

Dispositions:

Date Sold	Location	Type of Property	Number of Properties (Buildings)	Sale Price (5)
3/29/2018	Boca Raton, FL	Independent Living	1 (1)	$ 130,000
3/29/2018	Charlottesville, VA	Independent Living	1 (1)	87,000
5/18/2018	Silver Spring, MD	Independent Living	1 (1)	96,000
6/1/2018	Lancaster, CA	Skilled Nursing Facility	1 (1)	6,500
6/28/2018	Jacksonville, OR	Assisted Living	1 (1)	15,365
2/21/2019	Alachua, FL	Life Science	1 (1)	2,900
		Total / Weighted Average: Dispositions	6 (6)	$ 337,765

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs and purchase price allocation adjustments, if any.
(2) Represents the ratio of the estimated GAAP based annual rental income, excluding the impact of above and below market lease amortization, less estimated annual property operating expenses, if any, and excluding depreciation and amortization expense, to the purchase price on the date of acquisition, including the principal amount of any assumed debt and excluding acquisition costs.
(3) Weighted average remaining lease term based on rental income at the time of acquisition.
(4) Occupancy based on leasable square feet as of the acquisition date.
(5) Represents the gross contract sales price plus purchase price adjustments, if any, and excluding closing costs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
21

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI [(1)]

(amounts in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Calculation of NOI and Cash Basis NOI:							
Revenues:							
Rental income	$ 178,680	$ 173,648	$ 174,585	$ 173,728	$ 179,585	$ 700,641	$ 681,022
Residents fees and services	106,542	105,321	102,617	102,042	98,958	416,523	393,707
Total revenues	285,222	278,969	277,202	275,770	278,543	1,117,164	1,074,729
Property operating expenses	(117,440)	(115,987)	(110,056)	(108,098)	(104,842)	(451,581)	(413,492)
Property net operating income (NOI):	167,782	162,982	167,146	167,672	173,701	665,583	661,237
Non-cash straight line rent adjustments	(1,720)	(2,484)	(3,030)	(2,993)	(3,473)	(10,227)	(13,958)
Lease value amortization	(1,497)	(1,493)	(1,416)	(1,381)	(1,386)	(5,787)	(5,349)
Non-cash amortization included in property operating expenses [(2)]	(200)	(199)	(199)	(199)	(200)	(797)	(798)
Cash Basis NOI	$ 164,365	$ 158,806	$ 162,501	$ 163,099	$ 168,642	$ 648,772	$ 641,132
Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:							
Net (loss) income	$ (117,182)	$ 47,202	$ 124,988	$ 237,405	$ 66,328	$ 292,414	$ 151,803
Equity in losses (earnings) of an investee	366	(831)	(7)	(44)	(75)	(516)	(608)
Income tax expense	32	79	105	260	154	476	454
(Gain) loss on early extinguishment of debt	—	(108)	—	130	—	22	7,627
Interest expense	45,506	45,416	44,813	43,552	40,625	179,287	165,019
Interest and other income	(305)	(248)	(60)	(54)	(83)	(667)	(406)
Unrealized losses (gains) on equity investments, net	106,367	(35,137)	(23,265)	(27,241)	—	20,724	—
Dividend income	(923)	(660)	(659)	(659)	(659)	(2,901)	(2,637)
Gain on sale of properties	—	—	(80,762)	(181,154)	(46,055)	(261,916)	(46,055)
Impairment of assets	61,273	4,525	548	—	—	66,346	5,082
Acquisition and certain other transaction related costs	56	51	67	20	255	194	403
General and administrative expense	657	31,032	29,078	25,118	45,813	85,885	103,694
Depreciation and amortization expense	71,935	71,661	72,300	70,339	67,398	286,235	276,861
Property NOI	167,782	162,982	167,146	167,672	173,701	665,583	661,237
Non-cash amortization included in property operating expenses [(2)]	(200)	(199)	(199)	(199)	(200)	(797)	(798)
Lease value amortization	(1,497)	(1,493)	(1,416)	(1,381)	(1,386)	(5,787)	(5,349)
Non-cash straight line rent adjustments	(1,720)	(2,484)	(3,030)	(2,993)	(3,473)	(10,227)	(13,958)
Cash Basis NOI	$ 164,365	$ 158,806	$ 162,501	$ 163,099	$ 168,642	$ 648,772	$ 641,132

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
22

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CONSOLIDATED NET OPERATING INCOME (NOI) AND CASH BASIS NOI [(1)]

(dollars in thousands)

	For the Three Months Ended			For the Year Ended		
	12/31/2018	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
NOI:						
Life Science	$ 37,511	$ 35,003	7.2 %	$ 149,760	$ 138,413	8.2 %
Medical Office	32,846	32,761	0.3 %	135,321	130,784	3.5 %
Total MOB Portfolio	70,357	67,764	3.8 %	285,081	269,197	5.9 %
Triple Net Leased Senior Living Communities	70,886	78,301	(9.5)%	269,512	280,641	(4.0)%
Managed Senior Living Communities	22,061	23,066	(4.4)%	92,674	93,145	(0.5)%
Total Senior Living Communities	92,947	101,367	(8.3)%	362,186	373,786	(3.1)%
Non-Segment [(2)]	4,478	4,570	(2.0)%	18,316	18,254	0.3 %
Total	$ 167,782	$ 173,701	(3.4)%	$ 665,583	$ 661,237	0.7 %
Cash Basis NOI:						
Life Science	$ 33,980	$ 31,069	9.4 %	$ 135,519	$ 123,548	9.7 %
Medical Office	33,032	32,587	1.4 %	135,010	129,377	4.4 %
Total MOB Portfolio	67,012	63,656	5.3 %	270,529	252,925	7.0 %
Triple Net Leased Senior Living Communities	70,756	77,542	(8.8)%	267,661	277,578	(3.6)%
Managed Senior Living Communities	22,061	23,066	(4.4)%	92,674	93,145	(0.5)%
Total Senior Living Communities	92,817	100,608	(7.7)%	360,335	370,723	(2.8)%
Non-Segment [(2)]	4,536	4,378	3.6 %	17,908	17,484	2.4 %
Total	$ 164,365	$ 168,642	(2.5)%	$ 648,772	$ 641,132	1.2 %

(1) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25 - 26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
23

SAME PROPERTY NOI AND CASH BASIS NOI

SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)			For the Year Ended (3)		
	12/31/2018	12/31/2017	% Change	12/31/2018	12/31/2017	% Change
NOI:						
Life Science	$ 34,852	$ 34,281	1.7 %	$ 137,516	$ 136,958	0.4 %
Medical Office	31,115	32,001	(2.8)%	127,274	128,423	(0.9)%
Total MOB Portfolio	65,967	66,282	(0.5)%	264,790	265,381	(0.2)%
Triple Net Leased Senior Living Communities	70,622	71,135	(0.7)%	261,517	258,928	1.0 %
Managed Senior Living Communities	20,327	23,037	(11.8)%	86,873	93,255	(6.8)%
Total Senior Living Communities	90,949	94,172	(3.4)%	348,390	352,183	(1.1)%
Non-Segment (4)	4,478	4,570	(2.0)%	18,316	18,254	0.3 %
Total	$ 161,394	$ 165,024	(2.2)%	$ 631,496	$ 635,818	(0.7)%
Cash Basis NOI:						
Life Science	$ 31,523	$ 30,420	3.6 %	$ 124,072	$ 122,199	1.5 %
Medical Office	31,350	31,825	(1.5)%	127,195	127,092	0.1 %
Total MOB Portfolio	62,873	62,245	1.0 %	251,267	249,291	0.8 %
Triple Net Leased Senior Living Communities	70,519	70,514	0.0 %	259,956	256,412	1.4 %
Managed Senior Living Communities	20,327	23,037	(11.8)%	86,873	93,255	(6.8)%
Total Senior Living Communities	90,846	93,551	(2.9)%	346,829	349,667	(0.8)%
Non-Segment (4)	4,536	4,378	3.6 %	17,908	17,484	2.4 %
Total	$ 158,255	$ 160,174	(1.2)%	$ 616,004	$ 616,442	(0.1)%

(1) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25 - 26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.

(2) Consists of properties owned continuously and properties owned and managed continuously by the same operator since October 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

(3) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

(4) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018

24

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT [1]

(dollars in thousands)

	For the Three Months Ended December 31, 2018					For the Three Months Ended December 31, 2017				
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment [2]	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment [2]	Total
Rental income / residents fees and services	$ 103,316	$ 70,886	$ 106,542	$ 4,478	$ 285,222	$ 96,714	$ 78,301	$ 98,958	$ 4,570	$ 278,543
Property operating expenses	(32,959)	—	(84,481)	—	(117,440)	(28,950)	—	(75,892)	—	(104,842)
Property net operating income (NOI)	$ 70,357	$ 70,886	$ 22,061	$ 4,478	$ 167,782	$ 67,764	$ 78,301	$ 23,066	$ 4,570	$ 173,701
NOI change	3.8 %	(9.5)%	(4.4)%	(2.0)%	(3.4)%					
Property NOI	$ 70,357	$ 70,886	$ 22,061	$ 4,478	$ 167,782	$ 67,764	$ 78,301	$ 23,066	$ 4,570	$ 173,701
Less:										
Non-cash straight line rent adjustments	1,703	130	—	(113)	1,720	2,577	759	—	137	3,473
Lease value amortization	1,442	—	—	55	1,497	1,331	—	—	55	1,386
Non-cash amortization included in property operating expenses [3]	200	—	—	—	200	200	—	—	—	200
Cash Basis NOI	$ 67,012	$ 70,756	$ 22,061	$ 4,536	$ 164,365	$ 63,656	$ 77,542	$ 23,066	$ 4,378	$ 168,642
Cash Basis NOI change	5.3 %	(8.8)%	(4.4)%	3.6 %	(2.5)%					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 70,357	$ 70,886	$ 22,061	$ 4,478	$ 167,782	$ 67,764	$ 78,301	$ 23,066	$ 4,570	$ 173,701
Less:										
NOI not included in same property	4,390	264	1,734	—	6,388	1,482	7,166	29	—	8,677
Same property NOI [4]	$ 65,967	$ 70,622	$ 20,327	$ 4,478	$ 161,394	$ 66,282	$ 71,135	$ 23,037	$ 4,570	$ 165,024
Same property NOI change	(0.5)%	(0.7)%	(11.8)%	(2.0)%	(2.2)%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI [4]	$ 65,967	$ 70,622	$ 20,327	$ 4,478	$ 161,394	$ 66,282	$ 71,135	$ 23,037	$ 4,570	$ 165,024
Less:										
Non-cash straight line rent adjustments	1,390	103	—	(113)	1,380	2,507	621	—	137	3,265
Lease value amortization	1,505	—	—	55	1,560	1,331	—	—	55	1,386
Non-cash amortization included in property operating expenses [3]	199	—	—	—	199	199	—	—	—	199
Same property cash basis NOI [4]	$ 62,873	$ 70,519	$ 20,327	$ 4,536	$ 158,255	$ 62,245	$ 70,514	$ 23,037	$ 4,378	$ 160,174
Same property cash basis NOI change	1.0 %	0.0 %	(11.8)%	3.6 %	(1.2)%					

(1) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4) Consists of properties owned continuously and properties owned and managed continuously by the same operator since October 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
25

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT FOR THE YEAR ENDED DECEMBER 31, 2018 AND 2017

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI), CASH BASIS NOI, SAME PROPERTY NOI AND SAME PROPERTY CASH BASIS NOI BY SEGMENT (1)

(dollars in thousands)

	For the Year Ended December 31, 2018					For the Year Ended December 31, 2017				
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$ 412,813	$ 269,512	$ 416,523	$ 18,316	$1,117,164	$ 382,127	$ 280,641	$ 393,707	$ 18,254	$1,074,729
Property operating expenses	(127,732)	—	(323,849)	—	(451,581)	(112,930)	—	(300,562)	—	(413,492)
Property net operating income (NOI)	$ 285,081	$ 269,512	$ 92,674	$ 18,316	$ 665,583	$ 269,197	$ 280,641	$ 93,145	$ 18,254	$ 661,237
NOI change	5.9 %	(4.0)%	(0.5)%	0.3%	0.7 %					
Property NOI	$ 285,081	$ 269,512	$ 92,674	$ 18,316	$ 665,583	$ 269,197	$ 280,641	$ 93,145	$ 18,254	$ 661,237
Less:										
Non-cash straight line rent adjustments	8,189	1,851	—	187	10,227	10,346	3,063	—	549	13,958
Lease value amortization	5,566	—	—	221	5,787	5,128	—	—	221	5,349
Non-cash amortization included in property operating expenses (3)	797	—	—	—	797	798	—	—	—	798
Cash Basis NOI	$ 270,529	$ 267,661	$ 92,674	$ 17,908	$ 648,772	$ 252,925	$ 277,578	$ 93,145	$ 17,484	$ 641,132
Cash Basis NOI change	7.0 %	(3.6)%	(0.5)%	2.4%	1.2 %					
Reconciliation of NOI to Same Property NOI:										
Property NOI	$ 285,081	$ 269,512	$ 92,674	$ 18,316	$ 665,583	$ 269,197	$ 280,641	$ 93,145	$ 18,254	$ 661,237
Less:										
NOI not included in same property	20,291	7,995	5,801	—	34,087	3,816	21,713	(110)	—	25,419
Same property NOI (4)	$ 264,790	$ 261,517	$ 86,873	$ 18,316	$ 631,496	$ 265,381	$ 258,928	$ 93,255	$ 18,254	$ 635,818
Same property NOI change	(0.2)%	1.0 %	(6.8)%	0.3%	(0.7)%					
Reconciliation of Same Property NOI to Same Property Cash Basis NOI:										
Same property NOI (4)	$ 264,790	$ 261,517	$ 86,873	$ 18,316	$ 631,496	$ 265,381	$ 258,928	$ 93,255	$ 18,254	$ 635,818
Less:										
Non-cash straight line rent adjustments	6,921	1,561	—	187	8,669	10,153	2,516	—	549	13,218
Lease value amortization	5,806	—	—	221	6,027	5,141	—	—	221	5,362
Non-cash amortization included in property operating expenses (3)	796	—	—	—	796	796	—	—	—	796
Same property cash basis NOI (4)	$ 251,267	$ 259,956	$ 86,873	$ 17,908	$ 616,004	$ 249,291	$ 256,412	$ 93,255	$ 17,484	$ 616,442
Same property cash basis NOI change	0.8 %	1.4 %	(6.8)%	2.4%	(0.1)%					

(1) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4) Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
26

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION AND RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (1)

(amounts in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net (loss) income	$ (117,182)	$ 47,202	$ 124,988	$ 237,405	$ 66,328	$ 292,414	$ 151,803
Interest expense	45,506	45,416	44,813	43,552	40,625	179,287	165,019
Income tax expense	32	79	105	260	154	476	454
Depreciation and amortization expense	71,935	71,661	72,300	70,339	67,398	286,235	276,861
EBITDA	291	164,358	242,206	351,556	174,505	758,412	594,137
General and administrative expense paid in common shares (2)	556	694	788	186	530	2,224	2,155
Estimated business management incentive fees (3)	(50,708)	18,751	17,610	14,347	(22,048)	—	—
Acquisition and certain other transaction related costs	56	51	67	20	255	194	403
Impairment of assets	61,273	4,525	548	—	—	66,346	5,082
(Gain) loss on early extinguishment of debt	—	(108)	—	130	—	22	7,627
Gain on sale of properties	—	—	(80,762)	(181,154)	(46,055)	(261,916)	(46,055)
Unrealized losses (gains) on equity securities, net (4)	106,367	(35,137)	(23,265)	(27,241)	—	20,724	—
Adjusted EBITDA	$ 117,835	$ 153,134	$ 157,192	$ 157,844	$ 107,187	$ 586,006	$ 563,349

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.
(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.
(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include these amounts in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Adjusted EBITDA includes business management incentive fee expense of $40,642 and $55,740 for both the three months and years ended December 31, 2018 and 2017, respectively.
(4) Unrealized losses (gains) on equity securities, net, represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
27

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS

CALCULATION AND RECONCILIATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO ATTRIBUTABLE TO COMMON SHAREHOLDERS (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
Net (loss) income attributable to common shareholders	$ (118,543)	$ 45,805	$ 123,587	$ 236,022	$ 65,000	$ 286,872	$ 147,610
Depreciation and amortization expense	71,935	71,661	72,300	70,339	67,398	286,235	276,861
FFO attributable to noncontrolling interest	(5,300)	(5,300)	(5,300)	(5,300)	(5,304)	(21,200)	(16,370)
Gain on sale of properties	—	—	(80,762)	(181,154)	(46,055)	(261,916)	(46,055)
Impairment of assets	61,273	4,525	548	—	—	66,346	5,082
FFO attributable to common shareholders	9,365	116,691	110,373	119,907	81,039	356,337	367,128
Estimated business management incentive fees (2)	(50,708)	18,751	17,610	14,347	(22,048)	—	—
Acquisition and certain other transaction related costs	56	51	67	20	255	194	403
(Gain) loss on early extinguishment of debt	—	(108)	—	130	—	22	7,627
Unrealized losses (gains) on equity securities, net (3)	106,367	(35,137)	(23,265)	(27,241)	—	20,724	—
Normalized FFO attributable to common shareholders	$ 65,080	$ 100,248	$ 104,785	$ 107,163	$ 59,246	$ 377,277	$ 375,158
Weighted average common shares outstanding (basic)	237,568	237,511	237,487	237,478	237,467	237,511	237,420
Weighted average common shares outstanding (diluted)	237,573	237,562	237,529	237,493	237,475	237,546	237,452
Per Common Share Data (basic and diluted):							
Net (loss) income attributable to common shareholders	$ (0.50)	$ 0.19	$ 0.52	$ 0.99	$ 0.27	$ 1.21	$ 0.62
FFO attributable to common shareholders	$ 0.04	$ 0.49	$ 0.46	$ 0.50	$ 0.34	$ 1.50	$ 1.55
Normalized FFO attributable to common shareholders	$ 0.27	$ 0.42	$ 0.44	$ 0.45	$ 0.25	$ 1.59	$ 1.58

(1) See Definitions of Certain Non-GAAP Financial Measures on page 29 for a definition of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) attributable to common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) attributable to common shareholders, we do not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributable to common shareholders includes business management incentive fee expense of $40,642 and $55,740 for both the three months and years ended December 31, 2018 and 2017, respectively.

(3) Unrealized losses (gains) on equity securities, net, represent the adjustment required to adjust the carrying value of our investments in RMR Inc. and Five Star common stock to their fair value as of the end of the period in accordance with new GAAP standards effective January 1, 2018.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
28

DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to our property level results of operations. We calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI as shown on pages 22 through 26. We define NOI as income from our real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. We calculate same property NOI and same property Cash Basis NOI in the same manner that we calculate the corresponding NOI and Cash Basis NOI amounts, except that we only include same properties in calculating same property NOI and same property Cash Basis NOI. We consider NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to be appropriate supplemental measures to net income (loss) because they may help both investors and management to understand the operations of our properties. We use NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI provide useful information to investors regarding our results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in our consolidated statements of income. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 27. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and net income (loss) attributable to common shareholders. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in our consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO and Normalized FFO Attributable to Common Shareholders We calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown on page 28. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization and the difference between net income (loss) attributable to common shareholders and FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributable to common shareholders differs from Nareit's definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year, and we exclude acquisition and certain other transaction related costs expensed under GAAP such as legal and professional fees associated with our acquisition and disposition activities, gains or losses on early extinguishment of debt, if any, unrealized gains or losses on equity securities, net, if any, and Normalized FFO, net of FFO, from noncontrolling interest, if any. We consider FFO attributable to common shareholders and Normalized FFO attributable to common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. We believe that FFO attributable to common shareholders and Normalized FFO attributable to common shareholders provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our revolving credit facility and term DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES FINANCIAL NON-GAAP DEFINITIONS OF CERTAIN loan agreements and our public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs for and availability of cash to pay our obligations. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in our consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do. Senior Housing Properties Trust 29 Supplemental Operating and Financial Data, December 31, 2018

Senior Housing Properties Trust 30 Supplemental Operating and Financial Data, December 31, 2018 30

PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE Geographic Diversification Property Type (based on Cost of Real Estate Properties as of December 31, 2018) (1) (based on Q4 2018 NOI) (2) VA: 3% IN: 3% Wellness NC: 3% Centers: 3% MD: 4% WI: 4% Medical Independent GA: 5% Office: 19% Living: 28% TX: 7% 32 Other States + D.C.: 36% FL: 8% Life Science: 22% Assisted Living: 25% CA: 11% MA: 16% SNFs: 3% (1) Cost of real estate properties is before depreciation and less impairment write downs, if any, and excludes properties classified as held for sale, if any. (2) See Page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount. Senior Housing Properties Trust 31 PORTFOLIO SUMMARY BY GEOGRAPHIC DIVERSIFICATION AND PROPERTY TYPE AND PROPERTY GEOGRAPHIC DIVERSIFICATION BY PORTFOLIO SUMMARY Supplemental Operating and Financial Data, December 31, 2018

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT

PORTFOLIO SUMMARY BY PROPERTY TYPE AND TENANT

(dollars in thousands, except investment per unit or square foot)
As of December 31, 2018

	Number of Properties	Square Feet or Number of Units	Carrying Value of Investment (1)	% of Total Investment	Investment Per Square Foot or Unit (2)	Q4 2018 Revenues (3)	% of Q4 2018 Total Revenues	Q4 2018 NOI (3) (4)	% of Q4 2018 Total NOI
Property Type:									
Life science	25	4,797,603	$ 1,926,620	22.9%	$ 402	$ 49,480	17.4%	$ 37,511	22.4%
Medical office	104	7,802,817	1,824,609	21.6%	$ 234	53,836	18.9%	32,846	19.6%
Subtotal MOBs (5)	129	12,600,420 sq. ft.	3,751,229	44.5%	$ 298	103,316	36.3%	70,357	42.0%
Independent living (6)	68	15,141	2,262,702	26.8%	$ 149,442	93,992	33.0%	46,155	27.6%
Assisted living (6)	198	14,781	2,068,929	24.6%	$ 139,972	78,442	27.4%	41,798	24.9%
Skilled nursing facilities (6)	38	3,874	167,673	2.0%	$ 43,282	4,730	1.7%	4,730	2.8%
Subtotal senior living communities	304	33,796	4,499,304	53.4%	$ 133,131	177,164	62.1%	92,683	55.3%
Wellness centers	10	812,000 sq. ft.	178,111	2.1%	$ 219	4,478	1.6%	4,478	2.7%
Total	443		$ 8,428,644	100.0%		$ 284,958	100.0%	$ 167,518	100.0%
Operator / Tenant / Managed Properties:									
Life science	25	4,797,603	$ 1,926,620	22.9%	$ 402	$ 49,480	17.4%	$ 37,511	22.4%
Medical office	104	7,802,817	1,824,609	21.6%	$ 234	53,836	18.9%	32,846	19.6%
Subtotal MOBs (5)	129	12,600,420 sq. ft.	3,751,229	44.5%	$ 298	103,316	36.3%	70,357	42.0%
Five Star (leased)	184	19,979	2,253,853	26.7%	$ 112,811	57,414	20.1%	57,414	34.3%
Brookdale Senior Living	18	940	65,912	0.8%	$ 70,119	3,773	1.3%	3,773	2.3%
10 private senior living companies (combined)	26	3,111	463,828	5.5%	$ 149,093	9,435	3.3%	9,435	5.6%
Subtotal triple net leased senior living communities	228	24,030	2,783,593	33.0%	$ 115,838	70,622	24.8%	70,622	42.2%
Managed senior living communities (7)	76	9,766	1,715,711	20.4%	$ 175,682	106,542	37.3%	22,061	13.1%
Subtotal senior living communities	304	33,796	4,499,304	53.4%	$ 133,131	177,164	62.1%	92,683	55.3%
Wellness centers	10	812,000 sq. ft.	178,111	2.1%	$ 219	4,478	1.6%	4,478	2.7%
Total	443		$ 8,428,644	100.0%		$ 284,958	100.0%	$ 167,518	100.0%

(1) Represents gross book value of real estate assets before depreciation and purchase price allocations, less impairment write downs, if any. Amounts exclude investment carrying value of two MOBs classified as held for sale as of December 31, 2018, which are included in other assets in our condensed consolidated balance sheet.
(2) Represents carrying value of investment divided by the number of living units or rentable square feet, as applicable, at December 31, 2018.
(3) Excludes $264 of revenues and NOI from properties sold or for which there was a transfer of operations during the three months ended December 31, 2018.
(4) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(5) These 129 MOB properties are comprised of 155 buildings. Our MOB leases include some triple net leases where, in addition to paying fixed rents, the tenants assume the obligation to operate and maintain the properties at their expense, and some net and modified gross leases where we are responsible for the operation and maintenance of the properties and we charge tenants for some or all of the property operating costs. A small percentage of our MOB leases are so-called "full-service" leases where we receive fixed rent from our tenants and no reimbursement for our property operating costs.
(6) Senior living communities are categorized by the type of living units which constitute a majority of the living units at the community.
(7) These senior living communities are managed for our account and include properties leased to our taxable REIT subsidiaries, or TRSs.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
32

OCCUPANCY BY PROPERTY TYPE AND TENANT

OCCUPANCY BY PROPERTY TYPE AND TENANT [1]

	For the Twelve Months Ended [2]				
	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Property Type:					
Life science	98.8%	98.8%	97.6%	97.4%	97.4%
Medical office	93.6%	93.8%	93.6%	93.5%	94.9%
Weighted average occupancy MOBs [3]	95.6%	95.7%	95.1%	95.0%	95.8%
Independent living	85.2%	85.2%	85.3%	85.4%	85.8%
Assisted living	83.1%	83.2%	83.4%	83.7%	84.1%
Skilled nursing facilities	74.8%	76.4%	77.1%	77.5%	78.3%
Weighted average occupancy senior living communities	83.0%	83.3%	83.5%	83.7%	84.2%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%
Tenant / Managed Properties:					
Life science	98.8%	98.8%	97.6%	97.4%	97.4%
Medical office	93.6%	93.8%	93.6%	93.5%	94.9%
Weighted average occupancy MOBs [3]	95.6%	95.7%	95.1%	95.0%	95.8%
Five Star (leased)	81.6%	81.4%	81.7%	82.1%	82.6%
Brookdale Senior Living	85.1%	85.0%	84.4%	84.0%	83.2%
10 private senior living companies (combined)	82.9%	87.2%	87.9%	88.5%	89.4%
Weighted average occupancy triple net leased senior living communities	81.9%	82.3%	82.6%	83.0%	83.5%
Managed senior living communities [4]	86.1%	85.9%	85.8%	85.8%	86.1%
Weighted average occupancy senior living communities	83.0%	83.3%	83.5%	83.7%	84.2%
Wellness centers	100.0%	100.0%	100.0%	100.0%	100.0%

(1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale, or for which there was a transfer of operations during the periods presented.

(2) Operating data for multi-tenant MOBs are presented as of the end of the period shown; operating data for other tenants are presented for the 12 month period ended on the dates shown, or the most recent prior 12 month period for which tenant and manager operating results are available to us.

(3) MOB occupancy data is as of quarter end and includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants. MOB occupancy as of December 31, 2018 was 94.5%.

(4) These senior living communities are managed for our account and include properties leased to our TRSs. Occupancy for the 12 month period ended or, if shorter, from the date of acquisition through December 31, 2018, was 86.1%.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018

33

RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS)

RENT COVERAGE BY TENANT (TRIPLE NET LEASED SENIOR LIVING COMMUNITIES AND WELLNESS CENTERS) (1)

	For the Twelve Months Ended				
Tenant	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Five Star	1.00x	1.05x	1.12x	1.15x	1.15x
Brookdale Senior Living	2.10x	2.15x	2.23x	2.30x	2.38x
10 private senior living companies (combined)	1.25x	1.28x	1.28x	1.27x	1.29x
Weighted average rent coverage triple net leased senior living communities	1.08x	1.13x	1.18x	1.20x	1.22x
Wellness centers	2.01x	1.97x	1.88x	1.78x	1.76x
Total	1.14x	1.18x	1.23x	1.24x	1.25x

(1) Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale, or for which there was a transfer of operations during the periods presented.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods. We report our operating data one quarter in arrears as this is the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified tenant operating data. Excludes historical data for periods prior to our ownership of certain properties. Rent coverage is calculated as operating cash flows from our tenants' facility operations of our properties, before subordinated charges, if any, divided by rent payable to us.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
34

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS
(THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017)

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2018			As of and For the Three Months Ended December 31, 2017		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	25	104	129	23	102	125
Number of Buildings	36	119	155	34	117	151
Square Feet (1)	4,798	7,802	12,600	4,482	7,584	12,066
Occupancy (2)	99.0%	91.7 %	94.5 %	97.4%	93.5%	95.0%
Rental Income (3)	$ 49,480	$ 53,836	$ 103,316	$ 45,171	$ 51,543	$ 96,714
NOI (4)	$ 37,511	$ 32,846	$ 70,357	$ 35,003	$ 32,761	$ 67,764
Cash Basis NOI (4)	$ 33,980	$ 33,032	$ 67,012	$ 31,069	$ 32,587	$ 63,656
NOI Margin % (5)	75.8%	61.0 %	68.1 %	77.5%	63.6%	70.1%
Cash Basis NOI Margin % (6)	73.8%	61.0 %	66.9 %	75.2%	63.3%	68.6%
NOI % Change	7.2%	0.3 %	3.8 %			
Cash Basis NOI % Change	9.4%	1.4 %	5.3 %			

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended December 31, 2018 (7)			As of and For the Three Months Ended December 31, 2017 (7)		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	21	98	119	21	98	119
Number of Buildings	32	113	145	32	113	145
Square Feet (1)	4,311	7,267	11,578	4,314	7,265	11,579
Occupancy (2)	98.9%	91.4 %	94.2 %	97.4%	93.6%	95.0%
Rental Income (3)	$ 45,583	$ 50,863	$ 96,446	$ 44,227	$ 50,451	$ 94,678
NOI (4)	$ 34,852	$ 31,115	$ 65,967	$ 34,281	$ 32,001	$ 66,282
Cash Basis NOI (4)	$ 31,523	$ 31,350	$ 62,873	$ 30,420	$ 31,825	$ 62,245
NOI Margin % (5)	76.5%	61.2 %	68.4 %	77.5%	63.4%	70.0%
Cash Basis NOI Margin % (6)	74.5%	61.2 %	67.2 %	75.2%	63.2%	68.5%
NOI % Change	1.7%	(2.8)%	(0.5)%			
Cash Basis NOI % Change	3.6%	(1.5)%	1.0 %			

(1) Prior periods exclude space re-measurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since October 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
35

MOB PORTFOLIO SEGMENT AND SAME PROPERTY - RESULTS OF OPERATIONS
(YEAR ENDED DECEMBER 31, 2018 AND 2017)

MOB PORTFOLIO SEGMENT - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Year Ended December 31, 2018			As of and For the Year Ended December 31, 2017		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	25	104	129	23	102	125
Number of Buildings	36	119	155	34	117	151
Square Feet (1)	4,798	7,802	12,600	4,482	7,584	12,066
Occupancy (2)	99.0%	91.7 %	94.5 %	97.4%	93.5%	95.0%
Rental Income (3)	$ 195,977	$ 216,836	$ 412,813	$ 176,483	$ 205,644	$ 382,127
NOI (4)	$ 149,760	$ 135,321	$ 285,081	$ 138,413	$ 130,784	$ 269,197
Cash Basis NOI (4)	$ 135,519	$ 135,010	$ 270,529	$ 123,548	$ 129,377	$ 252,925
NOI Margin % (5)	76.4%	62.4 %	69.1 %	78.4%	63.6%	70.4%
Cash Basis NOI Margin % (6)	74.4%	62.2 %	67.8 %	76.3%	63.2%	69.0%
NOI % Change	8.2%	3.5 %	5.9 %			
Cash Basis NOI % Change	9.7%	4.4 %	7.0 %			

MOB PORTFOLIO SAME PROPERTY - RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Year Ended December 31, 2018 (7)			As of and For the Year Ended December 31, 2017 (7)		
	Life Science	Medical Office	Total MOB	Life Science	Medical Office	Total MOB
Number of Properties	20	97	117	20	97	117
Number of Buildings	31	112	143	31	112	143
Square Feet (1)	4,252	7,150	11,402	4,252	7,150	11,402
Occupancy (2)	98.9%	91.3 %	94.1 %	97.4%	93.5%	94.9%
Rental Income (3)	$ 178,027	$ 202,910	$ 380,937	$ 174,292	$ 201,707	$ 375,999
NOI (4)	$ 137,516	$ 127,274	$ 264,790	$ 136,958	$ 128,423	$ 265,381
Cash Basis NOI (4)	$ 124,072	$ 127,195	$ 251,267	$ 122,199	$ 127,092	$ 249,291
NOI Margin % (5)	77.2%	62.7 %	69.5 %	78.6%	63.7%	70.6%
Cash Basis NOI Margin % (6)	75.2%	62.6 %	68.2 %	76.4%	63.3%	69.1%
NOI % Change	0.4%	(0.9)%	(0.2)%			
Cash Basis NOI % Change	1.5%	0.1 %	0.8 %			

(1) Prior periods exclude space re-measurements made subsequent to those periods.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes some triple net lease rental income.
(4) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(5) NOI margin % is defined as NOI as a percentage of rental income.
(6) Cash basis NOI margin % is defined as cash basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, lease value amortization and lease termination fee amortization, if any.
(7) Consists of MOBs owned continuously since January 1, 2017 and includes our MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
36

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended December 31,		As of and For the Year Ended December 31,	
	2018	2017	2018	2017
Number of Properties	228	235	228	235
Number of Units	24,030	25,790	24,030	25,790
Occupancy (2)	81.9 %	83.5%	81.9 %	83.5%
Rent Coverage (2)	1.08x	1.22x	1.08x	1.22x
Rental Income	$ 70,886	$ 78,301	$ 269,512	$ 280,641
NOI (3)	$ 70,886	$ 78,301	$ 269,512	$ 280,641
Cash Basis NOI (3)	$ 70,756	$ 77,542	$ 267,661	$ 277,578
NOI % change	(9.5)%		(4.0)%	
Cash Basis NOI % change	(8.8)%		(3.6)%	

TRIPLE NET LEASED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS (1)

(dollars in thousands)

	As of and For the Three Months Ended December 31,		As of and For the Year Ended December 31,	
	2018 (4)	2017 (4)	2018 (5)	2017 (5)
Number of Properties	228	228	228	228
Number of Units	24,030	24,030	24,030	24,030
Occupancy (2)	81.9 %	83.5%	81.9 %	83.5%
Rent Coverage (2)	1.08x	1.22x	1.08x	1.22x
Rental Income	$ 70,622	$ 71,135	$ 261,517	$ 258,928
NOI (3)	$ 70,622	$ 71,135	$ 261,517	$ 258,928
Cash Basis NOI (3)	$ 70,519	$ 70,514	$ 259,956	$ 256,412
NOI % change	(0.7)%		1.0 %	
Cash Basis NOI % change	0.0 %		1.4 %	

(1) Includes independent and assisted living communities and SNFs.
(2) All tenant operating data presented are based upon the operating results provided by our tenants for the 12 months ended September 30, 2018 and 2017 or for the most recent prior period for which tenant operating results are available to us. Rent coverage is calculated as operating cash flows from our triple net leased tenants' facility operations of our properties, before subordinated charges, if any, divided by triple net lease minimum rents payable to us. We have not independently verified tenant operating data. Excludes data for periods prior to our ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.
(3) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) Consists of triple net leased senior living communities owned continuously since October 1, 2017 and excludes communities classified as held for sale, if any.
(5) Consists of triple net leased senior living communities owned continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
37

MANAGED SENIOR LIVING COMMUNITIES SEGMENT AND SAME PROPERTY – RESULTS OF OPERATIONS

MANAGED SENIOR LIVING COMMUNITIES SEGMENT - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended December 31,		As of and For the Year Ended December 31,	
	2018	2017	2018	2017
Number of Properties (1)	76	70	76	70
Number of Units (1)	9,766	9,043	9,766	9,043
Occupancy	85.8 %	85.9%	86.1 %	85.8%
Average Monthly Rate (2)	$ 4,149	$ 4,254	$ 4,214	$ 4,279
Average Monthly Rate % Change	(2.5)%		(1.5)%	
Residents Fees and Services	$ 106,542	$ 98,958	$ 416,523	$ 393,707
Property Operating Expenses	(84,481)	(75,892)	(323,849)	(300,562)
NOI (3)	$ 22,061	$ 23,066	$ 92,674	$ 93,145
NOI Margin % (4)	20.7 %	23.3%	22.2 %	23.7%
NOI % Change	(4.4)%		(0.5)%	

MANAGED SENIOR LIVING COMMUNITIES SAME PROPERTY - RESULTS OF OPERATIONS

(dollars in thousands, except average monthly rate)

	As of and For the Three Months Ended December 31,		As of and For the Year Ended December 31,	
	2018 (5)	2017 (5)	2018 (6)	2017 (6)
Number of Properties	68	68	68	68
Number of Units	8,830	8,830	8,830	8,830
Occupancy	86.2 %	85.9%	86.0 %	85.8%
Average Monthly Rate (2)	$ 4,223	$ 4,256	$ 4,266	$ 4,279
Average Monthly Rate % Change	(0.8)%		(0.3)%	
Residents Fees and Services	$ 98,550	$ 98,854	$ 393,759	$ 393,602
Property Operating Expenses	(78,223)	(75,817)	(306,886)	(300,347)
NOI (3)	$ 20,327	$ 23,037	$ 86,873	$ 93,255
NOI Margin % (4)	20.6 %	23.3%	22.1 %	23.7%
NOI % Change	(11.8)%		(6.8)%	

(1) Includes only those managed senior living communities owned and managed for our account during the periods presented.
(2) Average monthly rate is calculated by taking the average daily rate, which is defined as total residents fees and services divided by occupied units during the period, and multiplying it by 30 days.
(3) See page 22 for the calculation of NOI and a reconciliation of net income (loss) determined in accordance with GAAP to that amount, and pages 25-26 for the calculations and reconciliations of NOI, cash basis NOI, same property NOI and same property cash basis NOI by segment from consolidated NOI by segment.
(4) NOI margin % is defined as NOI as a percentage of residents fees and services.
(5) Consists of managed senior living communities owned and managed by the same operator continuously since October 1, 2017 and excludes communities classified as held for sale, if any.
(6) Consists of managed senior living communities owned and managed by the same operator continuously since January 1, 2017 and excludes communities classified as held for sale, if any.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
38

MOB LEASING SUMMARY

MOB LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Properties	129	129	129	129	125
Buildings	155	155	155	155	151
Total sq. ft. (1)	12,600	12,600	12,600	12,602	12,066
Occupancy (2)	94.5%	95.6%	95.7%	95.1%	95.0%
Leasing Activity (sq. ft.):					
New leases	53	86	106	27	37
Renewals	143	308	88	69	316
Total	196	394	194	96	353
Rental Rate on New and Renewed Leases per Sq. Ft.:					
New leases	$ 25.48	$ 22.12	$ 23.41	$ 27.19	$ 31.27
Renewals	$ 27.77	$ 24.71	$ 37.85	$ 50.20	$ 29.85
Average net annual rent	$ 27.15	$ 24.14	$ 29.94	$ 44.37	$ 29.99
Leasing Costs and Concession Commitments (3):					
New leases	$ 1,434	$ 4,128	$ 2,381	$ 1,030	$ 1,425
Renewals	949	7,113	2,193	677	6,597
Total	$ 2,383	$ 11,241	$ 4,574	$ 1,707	$ 8,022
Leasing Costs and Concession Commitments per Sq. Ft. (3):					
New leases	$ 26.90	$ 47.90	$ 22.39	$ 37.49	$ 39.28
Renewals	$ 6.62	$ 23.08	$ 25.00	$ 9.80	$ 20.88
All new and renewed leases	$ 12.12	$ 28.51	$ 23.57	$ 17.68	$ 22.77
Weighted Average Lease Term (years) (4):					
New leases	6.1	8.2	4.5	4.9	8.7
Renewals	3.0	6.2	6.2	5.1	5.9
All new and renewed leases	3.8	6.6	5.5	5.1	6.2
Leasing Costs and Concession Commitments per Sq. Ft. per Year (3):					
New leases	$ 4.53	$ 6.60	$ 5.01	$ 7.59	$ 4.53
Renewals	$ 2.33	$ 3.77	$ 4.12	$ 1.93	$ 3.56
All new and renewed leases	$ 3.29	$ 4.47	$ 4.54	$ 3.49	$ 3.69

(1) Sq. ft. measurements are subject to modest changes when space is periodically re-measured or re-configured for new tenants.
(2) Occupancy includes (i) space being fitted out for occupancy and (ii) space which is leased but is not occupied or is being offered for sublease by tenants.
(3) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(4) Weighted based on annualized rental income pursuant to existing leases as of December 31, 2018, including straight line rent adjustments and estimated recurring expense reimbursements and excluding lease value amortization.

The above leasing summary is based on leases entered into during the periods indicated.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
39

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL INCOME

(dollars in thousands)

As of December 31, 2018

	Tenant	Facility Type	Annualized Rental Income (1)	% of Annualized Rental Income (1)	Expiration
1	Five Star Senior Living Inc.	Senior living	$ 213,189	27.6%	2024 - 2032
2	Vertex Pharmaceuticals Inc. (2)	MOB - Life science	94,783	12.3%	2028
3	Advocate Aurora Health	MOB - Medical office	16,896	2.2%	2024
4	Cedars-Sinai Medical Center	MOB - Medical office	15,183	2.0%	2019 - 2025
5	Pacifica Senior Living, LLC	Senior living	11,375	1.5%	2023
6	Life Time Athletic	Wellness center	10,550	1.4%	2028
7	The Scripps Research Institute (4)	MOB - Life science	10,178	1.3%	2019
8	Brookdale Senior Living, Inc.	Senior living	9,850	1.3%	2032
9	Starmark Holdings, LLC	Wellness center	7,928	1.0%	2023
10	Reliant Medical Group, Inc. (4)	MOB - Medical office	7,595	1.0%	2019
11	Ology Bioservices, Inc.	MOB - Medical office	7,384	1.0%	2031
	All Other Tenants (3)		368,668	47.4%	2019 - 2035
	Total Tenants		$ 773,579	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of December 31, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers.

(2) The property leased by this tenant is owned by a joint venture in which we own a 55% equity interest. Rental income presented includes 100% of rental income as reported under GAAP.

(3) Includes NOI (three months ended December 31, 2018, annualized) from our managed senior living communities.

(4) We expect these tenants to vacate the 526,518 of aggregate square feet leased to them during the second quarter of 2019. The releasing of this space may take time, and significant capital expenditures may be required to reposition these properties.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
40

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

(dollars in thousands)
As of December 31, 2018

Annualized Rental Income (1)

Year	MOBs	Senior Living Communities (2)	Wellness Centers	Total	Percent of Total Annualized Rental Income Expiring	Cumulative Percentage of Annualized Rental Income Expiring
2019 (3)	$ 45,160	$ 590	$ —	$ 45,750	5.9%	5.9%
2020	36,950	—	—	36,950	4.8%	10.7%
2021	26,506	1,424	—	27,930	3.6%	14.3%
2022	32,513	—	—	32,513	4.2%	18.5%
2023	24,228	14,037	7,928	46,193	6.0%	24.5%
2024	45,002	64,703	—	109,705	14.2%	38.7%
2025	16,926	—	—	16,926	2.2%	40.9%
2026	25,136	69,144	—	94,280	12.2%	53.1%
2027	10,004	4,006	—	14,010	1.8%	54.9%
Thereafter (4) (5)	140,745	198,027	10,550	349,322	45.1%	100.0%
Total	$ 403,170	$ 351,931	$ 18,478	$ 773,579	100.0%	

Average remaining lease term for all properties (weighted by annualized rental income): 7.9 years

Square Feet or Number of Living Units with Leases Expiring

	Square Feet					Living Units / Beds		
Year	MOBs (Square Feet)	Wellness Centers (Square Feet)	Total Square Feet	Percent of Total Square Feet Expiring	Cumulative Percentage of Total Square Feet Expiring	Senior Living Communities (Units) (2)	Percent of Total Living Units Expiring	Cumulative Percentage of Total Living Units Expiring
2019 (3)	1,378,457	—	1,378,457	10.8%	10.8%	155	0.5%	0.5%
2020	1,532,456	—	1,532,456	12.0%	22.8%	—	—%	0.5%
2021	831,332	—	831,332	6.5%	29.3%	361	1.1%	1.6%
2022	1,189,282	—	1,189,282	9.3%	38.6%	—	—%	1.6%
2023	1,141,629	354,000	1,495,629	11.8%	50.4%	697	2.1%	3.7%
2024	1,720,999	—	1,720,999	13.5%	63.9%	6,246	18.5%	22.2%
2025	649,743	—	649,743	5.1%	69.0%	—	—%	22.2%
2026	864,363	—	864,363	6.8%	75.8%	6,742	19.9%	42.1%
2027	412,573	—	412,573	3.2%	79.0%	511	1.5%	43.6%
Thereafter (4) (5)	2,186,889	458,000	2,644,889	21.0%	100.0%	19,084	56.4%	100.0%
Total	11,907,723	812,000	12,719,723	100.0%		33,796	100.0%	

(1) Annualized rental income is based on rents pursuant to existing leases as of December 31, 2018. Annualized rental income includes estimated percentage rents, straight line rent adjustments and estimated recurring expense reimbursements for certain net and modified gross leases; excludes lease value amortization at certain of our MOBs and wellness centers; and includes NOI (three months ended December 31, 2018, annualized) from our managed senior living communities. Rental income amounts also include 100% of rental income as reported under GAAP from a property owned by a joint venture of which we own 55%.

(2) Includes triple net leased and managed independent living communities, assisted living communities, continuing care retirement communities and SNFs. Includes NOI (three months ended December 31, 2018, annualized) from our managed senior living communities.

(3) Includes two MOB tenants with aggregate annualized rental income of $17,773 and occupied square feet of 526,518 that we expect to vacate during the second quarter of 2019.

(4) Includes 9,766 living units leased to our TRSs and includes 100% of square feet from a property owned by a joint venture of which we own 55%.

(5) Includes one senior living community leased to a private operator with annualized rental income of $4,725 and 369 living units, the operations of which we expect to transfer to Five Star under our TRS structure during the second quarter of 2019.

Senior Housing Properties Trust
Supplemental Operating and Financial Data, December 31, 2018
41